Registration No. 33-_____

                              FORM S-8

                 SECURITIES AND EXCHANGE COMMISSION

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ELECTROSOURCE, INC.
         (Exact name of issuer as specified in its charter)

              Delaware                            742466304
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

      3800B Drossett Drive
           Austin, Texas                            78744-1131
(Address of Principal Executive Offices)            (Zip Code)

                       1994 STOCK OPTION PLAN
                        (Full title of plan)

                          Michael G. Semmens, President
                          Electrosource, Inc.
                          3800B Drossett Drive
                          Austin, Texas  78744-1131
               (Name and address of agent for service)

                           (512) 445-6606
    (Telephone number, including area code, of agent for service)

                          Copy to:
                          Bret Van Earp
                          Attorney at Law
                          100 Congress Avenue
                          Suite 1800
                          Austin, Texas  78701

                   Calculation of Registration Fee

                             Proposed    Proposed
                             maximum     maximum
 Title of       Amount to    offering   aggregate   Amount of
 securities to      be      price per    offering   registrati
 be registered  registered    share     price (1)     on fee
 Common Stock,
 $.10 par       1,500,000     $1.875     $2,812,500   $969.83
 value per        shares
 share

  (1) Estimated solely for the purpose of determining the registration fee and based upon the closing price quoted by NASDAQ for a share of Electrosource, Inc. Common Stock on October 9, 1995.

                An Exhibit Index is found on page 7.
                         Page 1 of 9 pages.

   This registration statement relates to 1,500,000 shares of Electrosource, Inc. Common Stock, $.10 par value per share ("Common Stock") reserved for issuance upon exercise of options that have been granted but not exercised or that may be granted pursuant to the 1994 Stock Option Plan (the "Plan") of Electrosource, Inc. (the "Company").

               Incorporation of Documents by Reference

   The following documents are hereby specifically incorporated by reference into this registration statement:

   (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

  (2) All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 since December 31, 1994;

   (3) The description of the Company's Common Stock set forth under the captions "Description of Electrosource, Inc. Common Stock" and "Purposes and Effects of Certain Provisions of the Electrosource, Inc. Certificate and the Electrosource, Inc. Bylaws" in the Information Statement filed as Exhibit 28.1 to the Company's Registration Statement on Form 10 filed October 19, 1987 (as amended by Form 8 Amendments filed January 8, 1988 and January 13, 1988), which description of the Company's Common Stock was incorporated by reference into the Registration Statement on Form 10 in response to
Item 11, "Description of Registrant's Securities to be Registered," together with any subsequent amendment or report filed for the purpose of updating such description.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to December 31, 1994, and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of filing of such documents.

                      Description of Securities

                           Not applicable

                            Legal Matters

   The validity of the Company Common Stock offered hereby will be passed upon for the Company by Bret Van Earp, Attorney at Law, 100 Congress Avenue, Suite 1800, Austin, Texas 78701.

                               Experts

  The financial statements of the Company appearing in the Company's Current Report on Form 8-K dated October 10, 1995, have been  audited  by  Ernst & Young LLP, independent auditors,  as  set forth in their report thereon (which contained an explanatory paragraph with respect to the Company's ability to continue as a going concern as discussed in Note R to the financial statements) included therein and  incorporated herein  by  reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young  LLP  pertaining to such financial statements
(to  the  extent covered   by  consents  filed  with  the  Securities
and   Exchange Commission)  given  upon the authority of such firm  as experts in accounting and auditing.

               Interests of Named Experts and Counsel

                           Not Applicable

              Indemnification of Directors and Officers

   The Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the
Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provisions will not eliminate or limit the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to unlawful payments of dividends or unlawful stock purchases or redemptions for which the director is liable under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

  The Company's Bylaws provide that, to the extent permitted by law, the Company will indemnify each of its directors, and authorize the purchase of insurance with respect thereto. The Bylaws also provide that the Company may indemnify its officers, employees or agents who are made or threatened to be made defendants or respondents to any threatened, pending or completed action, suit or proceeding due to such person's service to the Company or to certain other entities at the request of the Company, so long as such person acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company. Such indemnification may be made only upon a determination that such indemnification is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct to permit indemnification under the law.

   In addition to indemnification provided pursuant to the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into a Director Indemnification Agreement with each director of the Company providing for, among other things, (i) indemnification by the Company of each director to the full extent authorized or permitted by Delaware statutes; (ii) maintenance by the Company of director and officer insurance coverage for the benefit of each director of up to $2,000,000, subject to availability at premiums not substantially disproportionate to the amount of coverage; (iii) indemnification by the Company of each director in connection with settlements under certain circumstances;
(iv) procedures relating to independent review of determinations regarding director indemnification (including special provisions in case of a change in control of the Company); and (v) the advancement of expenses to directors in connection with matters for which the director is entitled to indemnification.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 Exemption from Registration Claimed

                           Not applicable

                              Exhibits

  The following exhibits are filed with or incorporated by reference into this registration statement:

     Exhibit

     4.1     Articles Four, Seven, and Eight of the
             Restated Certificate of Incorporation of
             Electrosource, Inc. (filed as Exhibit 3.1 to registrant's Registration Statement on Form 10 filed October 19, 1987 as amended by Form 8
             Amendments filed January 8, 1988 and January
             13, 1988 and incorporated herein by reference)

     4.2     1994 Stock Option Plan of Electrosource, Inc.
             (filed as Exhibit 10.4 to Electrosource, Inc.
             Quarterly Report on Form 10-Q filed August 14,
             1995, and incorporated herein by reference)

     5       Opinion of Bret Van Earp, Attorney at Law.

     24.1    Consent of Ernst & Young LLP to incorporation by reference
            	of report of financial statements.

     24.2    Consent of Bret Van Earp (included as part of
             Exhibit 5)


                            Undertakings

  The undersigned registrant hereby undertakes:

  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, reflect a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) of section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                             SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 12, 1995.

                             ELECTROSOURCE, INC.
                             (Registrant)



                             By: /s/ Michael  G. Semmens
                                Michael G. Semmens, President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature               Title                            Date


/s/ Michael G. Semmens    President and Chairman           October 11, 1995
Michael G. Semmens        of the Board of Directors
                          (Principal Executive Officer)


/s/ Charles L. Mathews    Director                         October 11, 1995
Charles L. Mathews


/s/ Richard S. Williamson Director                         October 11, 1995
Richard S. Williamson


/s/ Todd Templeton        Director                         October 11, 1995
Todd Templeton


/s/ Norman Hackerman      Director                         October 11, 1995
Norman Hackerman


/s/ John Malone           Director                         October 11, 1995
John Malone


                          Director                         October __, 1995
Thomas S. Wilson


/s/ John Akin             Director                        October 11, 1995
John Akin


                          Director                        October __, 1995
Nathan Morton


                          Director                        October __, 1995
William R. Graham


/s/ Frank Butler          Director                        October 11, 1995
Frank Butler


/s/ Michael Rosen    Vice President,                      October 11, 1995
Michael Rosen        Treasurer and Chief
                     Financial Officer
                     (Principal
                     Accounting and
                     Financial Officer)

                            EXHIBIT INDEX

Exhibit                                             Sequentially
                                                    Numbered Page

4.1     Articles Four, Seven, and Eight of the
        Restated Certificate of Incorporation of
        Electrosource, Inc. (filed as Exhibit 3.1 to registrant's Registration Statement on
        Form 10 filed October 19, 1987 as amended by Form 8 Amendments filed January 8,
        1988 and January 13, 1988 and
        incorporated herein by reference)

4.2     1994 Stock Option Plan of Electrosource,
        Inc. (filed as Exhibit 10.4 to
        Electrosource, Inc. Quarterly Report on
        Form 10-Q filed August 14, 1995, and
        incorporated herein by reference)

5       Opinion re legality                             8

24.1    Consent of Ernst & Young LLP                    9

24.2    Consent of Bret Van Earp (included as
        part of Exhibit 5)